UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 12, 2023
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 8.01 Other Events

Securities Class Action

On August 12, 2023, a putative securities class action complaint, captioned McConnell v. Applied Digital Corporation, Wesley Cummins and David Rench, No. 3:23-cv-1805, was filed in the U.S. District Court for the Northern District of Texas, Dallas Division against Applied Digital Corporation (the “Company”) and two of its officers, Chief Executive Officer Wesley Cummins and Chief Financial Officer David Rench, asserting violations of Sections 10(b) and 20(a) of the Securities Exchange Act. The complaint alleges that the defendants made materially false and misleading statements regarding the Company’s business, operations, and compliance policies. Specifically, the complaint alleges that the Company overstated the profitability of its datacenter hosting business and its ability to successfully transition into a low-cost AI Cloud services provider and that the Company’s board of directors was not “independent” within the meaning of NASDAQ listing rules. The Company believes the lawsuit is without merit and intends to defend the case vigorously.

The Company is unable to estimate a range of loss, if any, that could result were there to be an adverse final decision in this action. If an unfavorable action were to occur, it is possible that the impact could be material to the Company’s results of operations in the period(s) in which any such outcome becomes probable and estimable.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding various litigation proceedings and potential outcomes, among others. Statements that are not statements of historical fact are considered forward- looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “seeks,” “should,” “will,” “strategy,” and variations of such words or similar expressions. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of the Company’s management as well as assumptions made by and information currently available to the Company. Such information may be limited or incomplete, and the Company’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company, including, without limitation, (i) the risks and uncertainties regarding ongoing litigation and the court process, (ii) labor and other workforce shortages and challenges, (iii) our dependence on principal customers, (iv) the addition or loss of significant customers or material changes to our relationship with these customers, (v) our ability to timely and successfully build hosting facilities with the appropriate contractual margins and efficiencies, (vi) our ability to continue to grow sales in our hosting business, (vii) concentration of customers in the crypto mining industry, which customer base may decline due to price volatility and uncertainties around regulation policy of cryptoasset prices, and (viii) equipment failures, power or other supply disruptions. More details about these and other risks that may impact the Company’s business are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 2, 2023. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. The Company does not undertake any duty to update any forward-looking statement or other information.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 15, 2023

By:	/s/ David Rench
Name:	David Rench
Title:	Chief Financial Officer